Exhibit 10.3

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT dated this 22nd day of December 2014, by and between CAR CHARGING GROUP, INC. (the “Company”), a Nevada corporation, having an address at 1691, Michigan Ave., Ste. 601, Miami Beach, Florida 33139, HORTON CAPITAL PARTNERS FUND, L.P., a Delaware limited partnership and EVENTIDE GILEAD FUND, a is a series of the Mutual Fund Series trust (together, the “Purchasers” and, together with the Company, the “Parties”), and SIGNATURE BANK (the "Escrow Agent"), a New York State chartered bank and having an office at 565 Fifth Avenue, 12th Floor, New York, New York 10017. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company intends to conduct an offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder (meaning, an offering of securities not involving a general solicitation), whereby the Company desires to issue and sell shares of Preferred Stock and Warrants to certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”);

WHEREAS, the Parties have agreed that a certain sum of money shall be held in escrow upon certain terms and conditions;

WHEREAS, the Parties appoint Escrow Agent as escrow agent of such escrow subject to the terms and conditions set forth in this Escrow Deposit Agreement (“Escrow Agreement”); and

WHEREAS, Escrow Agent accepts such appointment as escrow agent subject to the terms and conditions set forth in this Escrow Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.   Delivery of Escrow Funds. Seller and Buyer will deliver, or shall be caused to be delivered, to the Escrow Agent checks or wire transfer made payable to “Signature Bank as Escrow Agent” to be held in an account at Signature bank entitled “Signature Bank as Escrow Agent for Purchasers of Car Charging Inc. Series C Preferred Stock” (the “Escrow Account”) having ABA No. 026013576, Account No. ________________. The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of these checks or any other funds delivered to Escrow Agent for deposit into the Escrow Account. If, for any reason, these checks or any other funds deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to advise the Company and the Purchasers promptly thereof and return any such check in the manner directed in writing by the Company and the Purchasers. The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds”. Unless and until the Escrow Funds are released to the Company as provided herein, the Escrow Funds shall not constitute property of the Company.

1

2.   Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)   The names and true signatures of each individual authorized to act singly on behalf of the Company and the Purchasers are stated in Schedule A. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated in Schedule A to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and the Purchasers are stated in Schedule A, which is attached hereto and made a part hereof.

(b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) In the event of any disagreement between or among the Company and the Purchasers, or between any of them and any other person, resulting in adverse claims or demands being made to Escrow Agent in connection with the Escrow Account, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 days’ notice to Seller and Buyer of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

2

(d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent to the extent not prohibited by applicable law shall be (i) to accept checks or other instruments for the payment of money delivered to the Escrow Agent for the Escrow account and deposit said checks or instruments into the Escrow Account, and (ii) disburse or refrain from disbursing the Escrow Funds as stated herein, provided that the checks or instruments received by the Escrow Agent have been collected and are available for withdrawal.

3.   Investment. The Escrow Funds shall be held and invested in a non-interest bearing demand deposit at Signature Bank, unless otherwise instructed in writing by both the Company and the Purchaser’s Representative and approved by Escrow Agent.

4.   Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Purchasers a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or the Purchasers, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The Company and/or the Purchasers agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and/or the Purchasers each consent to the Escrow Agent’s release of such Account information to any of the individuals designated by the Company or the Purchasers, which designation has been signed in accordance with paragraph 2(a) by any of the persons in Schedule A.  Further, the Company and the Purchasers have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and the Purchasers agree to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and the Purchasers each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.   Performance Milestone. The distribution of the Escrow Funds shall be based upon the following performance milestones (the “Milestones”) discussed below:

3

(a) First Milestone Conditions. The first milestone shall have been achieved if the following conditions (the “First Milestone Conditions”) are met or achieved on or before on or before March 31, 2015 (the “First Milestone Deadline”):

(i)          Since December 1, 2014, the Company: (i) has obtained new account conversions representing 700 or more revenue generating public charging stations, and (ii) has transitioned 100 public charging stations that were previously not-working units into working units;

(ii)         Beginning on December 1, 2014, the Company has obtained sales of at least 200 public charging stations with an average selling price of at least $1,500 per station, representing gross proceeds of not less than $300,000;

(iii)        the Company has complied with the covenant set forth in Section 5.4 of the Purchase Agreement from the Closing Date through the achievement of this second milestone; and

(iv)        the Company continues to employ an interim Chief Financial Officer or has hired a permanent Chief Financial Officer.

(b) Second Milestone Conditions. The second milestone shall have been achieved if the following conditions (the “Second Milestone Conditions”) are met or achieved on or before June 30, 2015 (the “Second Milestone Deadline”):

(i)          for the three months ended March 31, 2015, the Company has: (A) generated revenue of greater than $2,250,000; (B) earned gross profit of greater than $1,000,000; and (C) operating expenses of no more than $2,500,000, as evidenced in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission;

(ii)         the Company has complied with the covenant set forth in Section 5.4 of the Purchase Agreement from the Closing Date through the achievement of this second milestone;

(iii)        the Company has filed all quarterly and annual reports with the SEC;

(iv)         the Company has used its best efforts to satisfy the conditions necessary for an uplisting on either NASDAQ or the NYSE;

(v)         the Company has filed the Registration Statement with the Securities and Exchange Commission; and

(vi)        the Company has hired a permanent Chief Financial Officer.

4

Notwithstanding the above, the Milestones contained in this Section 5 may be waived or accelerated by mutual consent of the holders of sixty percent of the aggregate amount of Preferred Shares then outstanding, which waiver is in such Purchasers’ sole discretion.

6.   Release of Escrow Funds. The Parties hereby agree that the Escrow Funds shall be distributed to the Company as follows:

(a)          In the event the Company meets the First Milestone Conditions, on or before the First Milestone Deadline, the Company shall receive Two Million Dollars ($2,000,000) of Escrow Funds (the “First Milestone Amount”).

(b)          In the event the Company meets the Second Milestone Conditions, on or before the Second Milestone Deadline, the Company shall receive Two Million Dollars ($2,000,000) of Escrow Funds (the “Second Milestone Amount”). If the Company did not satisfy the First Milestone Conditions prior to the First Milestone Deadline, but has subsequently satisfied the First Milestone Conditions by the Second Milestone Deadline, the Company will be entitled to receive both the First Milestone Amount and the Second Milestone Amount at the time the Second Milestone Conditions are satisfied.

(c)          No later than five (5) business days after each of the First Milestone Deadline and the Second Milestone Deadline, if the First Milestone Conditions or the Second Milestone Conditions (or both) have been satisfied as described herein, the Company and the Purchasers shall provide joint written instructions to the Escrow Agent (the “Disbursement Instructions”) instructing the Escrow Agent to issue and deliver the applicable Escrow Funds or portion thereof (including any income earned thereon) to the Company. Within five (5) business days after receipt of the Disbursement Instructions, the Escrow Agent shall pay such Escrow Funds in accordance with such Disbursement Instructions, provided they are in form and substance reasonably satisfactory to the Escrow Agent, or in absence of such instructions in accordance with the order of a court of competent jurisdiction. The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. The Escrow Agent may act in reliance upon any instructions, court orders, notices, certifications, demands, consents, authorizations, receipts, powers of attorney or other writings delivered to it without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

5

(d)          If Disbursement Instructions with respect to all of the Escrow Funds have not been delivered to the Escrow Agent prior to July 31, 2015, then the Company and the Purchasers shall provide joint written instructions to the Escrow Agent (the “Reimbursement Instructions”) instructing the Escrow Agent to pay, within five (5) business days, any Escrow Funds remaining in the Escrow Account (including any income earned thereon) to the Purchasers based upon the relative cash contributions, if any, of the Purchasers to the Escrow Account (as will be described in the Reimbursement Instructions. Within five (5) business days after receiving the Reimbursement Instructions, the Escrow Agent will pay the Escrow Funds in accordance with the Reimbursement Instructions. The Escrow Agent may act in reliance upon any instructions, court orders, notices, certifications, demands, consents, authorizations, receipts, powers of attorney or other writings delivered to it without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

7.   Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company and the Purchasers. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depositary. In such event, the Escrow Agent shall not take any action until the Company and the Purchasers jointly designate a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by the Company and the Purchasers, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding expenses of the Escrow Agent, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Escrow Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor escrow agent. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

8.   Termination. The Company and the Purchasers may terminate the appointment of the Escrow Agent hereunder upon a joint written notice to Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, the Company and the Purchasers shall, within 30 days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by both the Company and the Purchasers, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and/or the Purchasers fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6

9.   Costs, Expenses and Fees. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a one-time fee of $4,000.00, which fee shall be paid by the Company upon the signing of this Escrow Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all out-of-pocket fees, costs and expenses incurred or that becomes due in connection with this Escrow Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Escrow Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. If said amounts are not paid within 30 days from the date they are due or by the date this Escrow Agreement terminates, if earlier, then the Escrow Agent may use funds in the Escrow Account to pay said amounts.

10.  Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to the Company:

Car Charging Group, Inc.

1691 Michigan Ave., Ste 601

Miami Beach, Florida 33139

Attention: Chief Executive Officer

Tel. No.: (305) 521-0200

Fax No.:  (305) 521-0201

With a copy to (which shall not constitute notice):

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road, Second Floor

Lawrenceville, New Jersey 08648.

Attn.: Gregg Jaclin, Esq.

Tel. No.: (609) 557-0951

Fax No.: (609) 275-4511

If to the Purchasers:

Eventide Gilead Fund

Huntington Bank - Institutional Trust Custody

7 Easton Oval

EA4E62

Columbus, OH 43219

Attention: Abass Jalloh

7

and to:

Eventide Asset Management

60 State Street, Suite 700

Boston, MA 02109

Attention : David Barksdale

Fax No. (503) 477-5545

Horton Capital Partners Fund, L.P.

1717 Arch Street, Ste. 3920

Philadelphia, PA 19103

Attention: Joseph M. Manko, Jr.

Fax No.: (215) 399-5415

If to Escrow Agent:

Signature Bank

565 Fifth Avenue, FL 12

New York, NY 10017

Attention: Timothy Collins, Associate Group Director - VP

Fax No.: (646) 758 8372

11. Indemnification: The Company and the Purchasers (who shall be entitled to contribution from all other Purchasers), jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney's fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to the Escrow Agreement and the Escrow Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Escrow Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

12. General.

(a) This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State without regard to choice of law principles. The parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in the Borough of Manhattan, City, County and State of New York, in connection with any proceedings commenced regarding this Escrow Agreement, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Escrow Agreement, and all parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum, consents to service of process by mail or in any manner permitted by applicable law and waives all rights to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Escrow Agreement.

8

(b) This Escrow Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Escrow Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d) This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Escrow Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Escrow Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Escrow Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Escrow Agreement and any modification or amendment of this Escrow Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

13. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Escrow Agreement and any modification or amendment of this Escrow Agreement; provided however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

14. Third-Party Beneficiary.  This Escrow Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Escrow Agreement.

****************

9

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first set forth above.

COMPANY: CAR CHARGING GROUP, INC.

By:
Name:
Title:

PURCHASERS:

HORTON CAPITAL PARTNERS FUND, L.P.
By: Horton Capital Partners, LLC, its general partner

By:
Name:
Title:

EVENTIDE GILDEAD FUND

By:
Name:
Title:

ESCROW AGENT: SIGNATURE BANK

By:
Name:
Title:

By:
Name:
Title:

{Signature Page to Escrow Deposit Agreement}

10

Schedule A

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of Car Charging Group, Inc. (the “Company”) and the Purchasers.

CAR CHARGING GROUP, INC.

Name	True Signature

PURCHASERS

Name	True Signature

For Eventide

For Horton

11